                                                                     EXHIBIT 11

                COMPUTATION OF PRIMARY WEIGHTED AVERAGE COMMON
                   AND COMMON EQUIVALENT SHARES OUTSTANDING
                       YOUTH SERVICES INTERNATIONAL, INC.


                                        Three         Three           Nine          Nine
                                       Months         Months         Months        Months
                                        Ended         Ended          Ended          Ended
                                       3/31/96       3/31/95        3/31/96        3/31/95
                                     -----------    ----------     ----------    ----------
Weighted average shares
   outstanding                        5,504,607      5,104,887      5,444,351     5,071,720

Weighted average common stock
   equivalents outstanding:
      Common stock
      Stock options                     979,113        847,850        925,017       751,366
      Employee stock purchase options    97,572         81,817        103,875        53,528
      Warrants                          154,600        154,600        154,600       154,600
                                     -----------    ----------     ----------    ----------
      Total                           1,231,285      1,084,267      1,183,491       959,494
                                     -----------    ----------     ----------    ----------


Assumed treasury stock repurchases:
      Common stock
      Stock options                     364,587        331,129        497,870       298,771
      Employee stock purchase options    97,572         69,363        103,875        46,204
      Warrants                           40,641        102,034         58,744       103,886
                                     -----------    ----------     ----------    ----------
      Total                             502,800        502,526        660,488       448,861
                                     -----------    ----------     ----------    ----------


Net weighted average common stock
   equivalents                          728,485        581,741        523,003       510,633
                                     -----------    ----------     ----------    ----------

Total fully diluted weighted average
   common stock and common stock
   equivalents outstanding            6,233,093 *    5,686,628      5,967,354 *   5,582,353
                                     ===========    ==========     ==========    ==========





* Note: The fully-diluted calculation has not been presented as the amount of dilution is less than 3%.